Exhibit 99.2

C O R P O R A T E P A R T I C I P A N T S

Mark D. Stolper, Executive Vice President & Chief Financial Officer

Dr. Howard G. Berger, Chairman, President, Chief Executive Officer & Treasurer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Brian Tanquilut, Jefferies LLC

P R E S E N T A T I O N

Operator:

Good day, and welcome to the RadNet, Inc., Fourth Quarter and Year End Financial Results. Today's conference is being recorded. At this time, I would now like to turn the conference over to Mr. Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet, Inc. Please go ahead.

Mark Stolper:

Thank you. Good morning, ladies and gentlemen, and thank you for joining Dr. Howard Berger and me today to discuss RadNet's fourth quarter and full year 2017 financial results.

Before we begin today, we'd like to remind everyone of the Safe Harbor statement under the Private Securities Litigation Reform Act of 1995. This presentation contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning anticipated future financial and operating performance, RadNet's ability to continue to grow the business by generating patient referrals and contracts with radiology practices, recruiting and retaining technologists, receiving third-party reimbursement for diagnostic imaging services, successfully integrating acquired operations, generating revenue and Adjusted EBITDA for the acquired operations as estimated among others, are forward-looking statements within the meaning of the Safe Harbor.

Forward-looking statements are based on Management's current preliminary expectations and are subject to risks and uncertainties which may cause RadNet's actual results to differ materially from the statements contained herein. These results and uncertainties include those risks set forth in RadNet's reports filed with the SEC from time to time, including RadNet's Annual Report on Form 10-K for the year ended December 31, 2017 to be filed shortly.

Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date it is made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

With that, I'd like to turn the call over to Dr. Berger.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

Dr. Howard G. Berger:

Thank you, Mark. Good morning, everyone and thank you for joining us today. On today's call, Mark and I plan to provide you with highlights from our fourth quarter and full year 2017 results, give you more insight into factors which affected this performance and discuss our future strategy. After our prepared remarks, we will open the call to your questions. I'd like to thank all of you for your interest in our Company and for dedicating a portion of your day to our conference call this morning.

Twenty seventeen was an active and very productive year for RadNet. We made progress on all strategic fronts and I believe our performance demonstrated the power of the RadNet model and the multi-faceted aspects to our business that make it unique in healthcare. I'd like to begin by highlighting some of the accomplishments of 2017.

First, our operations teams were successful in driving same center growth. For the year, our same center procedural volume growth in operations, including all joint ventures exceeded 2%. When we are able to drive more patient volume and procedures through existing facilities, the incremental profitability is high, since many of our costs are fixed. This contributed to our improved EBITDA and profitability through 2017. In addition, our contracting groups were successful in negotiating better reimbursement with several commercial health plans in key markets.

Second, the capital expenditures that we made during 2016 and 2017 added both capacity to see additional patients and new capabilities to our centers. In particular, our recent investments in 3D, digital mammography is associated with increased reimbursement as compared with the traditional 2D mammography exams. Our ability to make capital investments further distances our centers and service offerings from those of our smaller competitors. We believe the medical communities that we serve recognize these differences that set RadNet apart.

Our organic growth is also benefiting from the migration of outpatient services from hospitals into lower cost, and in many cases higher quality ambulatory settings. On our last call, we were asked about the announcement that Anthem made several months ago regarding its commitment to direct outpatient imaging to freestanding centers and away from hospital settings. This announcement is representative of the thinking of not just Anthem but many of the larger regional and national health insurers. We have noted in our markets that hospital imaging rates are between two to five times those of freestanding outpatient facilities. This simply is not sustainable. We believe we will continue to benefit from patients being directed to lower cost facilities by their health plans and patients in high deductible plans becoming more engaged in deciding where to get their health care services.

During 2017, we furthered our hospital joint venture strategy by expanding existing joint ventures and establishing new JVs with two of the premier health systems in Southern California, Cedars-Sinai and MemorialCare. We expect 2018 will bring new joint venture opportunities as health systems seek affiliations and solutions to manage their radiology delivery and offerings.

During 2017, we streamlined our business through divesting of non-core operations. In April, we completed the sale of five centers in Rhode Island to another operator in that market. The five centers were originally part of RadNet's acquisition completed in November 2011 of the U.S. operations of CML HealthCare. When we purchased the assets of CML, we were most interested in CML's operations in Maryland. Managing the Rhode Island region consumed time and resources in a marketplace that we felt was unlikely for us to grow.

Also in April, as part of a larger strategic relationship with Cedars-Sinai, we sold to Cedars, our medical oncology practices in the San Fernando Valley of Los Angeles. We originally purchased these oncology practices because of their connection with our Breastlink business and because they rely heavily on diagnostic imaging. Operating medical oncology practices was never our core business and we're able to sell our ownership to Cedars, who continues to utilize RadNet for the imaging needs of those patients.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

In September, we sold to Verity Health our interest in Breastlink California, our integrated breast disease management operations. Like the San Fernando Valley oncology operations, we created Breastlink partially to capture substantial imaging volumes resulting from breast cancer screening and treatment. By transferring the professional operations of Breastlink to Verity, like Cedars another strategic partner, we will remain the imaging provider of choice to these patients.

During 2017, we also completed several strategic acquisitions in our core markets. The most notable one was the acquisition of Diagnostic Imaging Associate, RadNet's principal non-hospital outpatient competitor, in Delaware. DIA has been a respected competitor of ours since we entered into the Delaware marketplace in 2008. Through the combination of RadNet's existing eight facilities with DIA's centers, we have become the clear leader of non-hospital outpatient imaging operators in Delaware. Through the integration of DIA with our existing operations in Delaware, we should benefit from unique consolidation and revenue opportunities.

We made certain infrastructure investments to position ourselves to be an effective and scalable platform from which we will continue to grow. These investments were made to address challenges in our business which should result in better future performance and more efficient operations. Most notably, we invested significantly in our revenue cycle operations. As we have discussed in the past, we are attempting to keep pace with the challenges in healthcare around effective billing and collection for services. Health plans have made the procedures and requirements more and more cumbersome to get reimbursed. We are forced to collect more money than ever from patients directly at the time of service and afterwards as a result of higher deductable health plans and more significant office visit charges and co-insurance. As a result, we have recruited and hired new senior Management in this area expanding customer service, call center personnel and hours of operations, increased the size of our patient collection teams and invested in new tools and technology to increase productivity. We are beginning to see benefits from these investments and expect to see performance enhancement in revenue cycle throughout 2018.

The last achievement of 2017 I'd like to discuss is our improved balance sheet and cash flow, which is a direct result of our operating performance in 2016 and 2017 and our commitment to deleveraging. In 2017, we produced over $50 million of free cash flow. This cash we generated after the deduction of our capital expenditures and cash interest expense. Essentially, this is cash we can use to repay debt or make strategic acquisitions.

During 2017, we lowered our leverage from 4.8 times net debt to EBITDA to 4 times and we ended the year with over $50 million on our balance sheet and undrawn on our $117 million revolving credit facility. Our consistent deleveraging over the past 18 months, as well as strong capital market conditions allowed us to amend our credit facility in August, but we repaid in its entirety the second lien term loan we had outstanding, extended debt maturities and lowered our cost of capital. From the balance sheet perspective and in terms of our liquidity, we are in the best position we have ever been in, which allows us to continue to execute our strategic growth plan.

At this time, I'd like to turn the call back over to Mark to discuss some of the highlights of our fourth quarter 2017 performance. When he is finished, I will have some closing remarks.

Mark Stolper:

Thank you, Howard. I'm now going to briefly review our fourth quarter and full year 2017 performance and attempt to highlight what I believe to be some material items. I will also give some further explanation of certain items in our financial statements as well as provide some insights into some of the metrics that drove our fourth quarter and full year 2017 performance. I will also provide 2018 financial guidance levels which were released in this morning's financial results press release.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

In my discussion, I will use the term Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments and non-cash equity composition. Adjusted EBITDA includes equity and earnings in unconsolidated operations, and subtracts allocations of earnings to non-controlling interest in subsidiaries, as adjusted for non-cash or extraordinary and one-time items taken place during the period. A full quantitative reconciliation of Adjusted EBITDA to net income or loss attributed to RadNet Inc., common shareholders is included in our earnings release.

With that said, I'd now like to review our fourth quarter and full year 2017 results. For the three months ended December 31, 2017, RadNet reported revenue and Adjusted EBITDA of $235.6 million and $40.7 million respectively. Revenue increased $10.6 million or 4.7% over the prior year same quarter and Adjusted EBITDA increased $5.8 million or 16.6% over the prior year same quarter. The vast majority of the revenue and EBITDA increase in the quarter is the result of increases in procedural volumes, mostly same center increases and the effect of several payer increases we received in the latter half of 2017.

For the fourth quarter of 2017, as compared with the prior year's fourth quarter, and adjusting for the sale of our Rhode Island subsidiary, which we completed in April of 2017, aggregate MRI volume increased 4.7%, CT volume increased 8.1% and PET/CT volume increased 11.6%. Overall volume taking into account routine imaging exams inclusive of x-ray, ultrasound, mammography and all other exams increased 3.4% over the prior year's fourth quarter.

I will now discuss procedural volumes. Note that, beginning in the second quarter of 2017 all procedural numbers I've been discussing includes all of our joint ventures, whether consolidated or unconsolidated from an accounting perspective. Our JVs have become a material part of our business and by including their procedural volumes, it provides a more accurate and complete picture of our operations. I will restate the prior period procedural volumes in the same manner to make meaningful comparison.

In the fourth quarter of 2017, we performed 1,779,246 total procedures. The procedures were consistent with our multi-modality approach whereby 75.9% of all the work we did by volume was from routine imaging. Our procedures in the fourth quarter of 2017 were as follows: 241,191 MRIs compared with 230,389 MRIs in the fourth quarter of 2016; 177,970 CTs as compared with 164,697 CTs in the fourth quarter of 2016; 9,241 PET/CTs as compared with 8,281 PET/CTs in the fourth quarter of 2016; 1,350,844 routine imagining exams, which include nuclear medicine, ultrasound, mammography, x-ray and all other exams as compared with 1,317,736 exams in the fourth quarter of 2016.

Net income adjusted for a one-time $13.5 million non-cash increase to our income tax expense in the quarter as a result of the Tax Cut and Jobs Act of 2017 and the revaluation of our deferred tax asset, for the fourth quarter of 2017 was $6.3 million, or $0.13 per share compared to net income of $3.7 million or $0.08 per share in 2016. This is based upon weighted average number of shares outstanding of 47.9 million and 46.4 million for these periods in 2017 and 2016 respectively.

With respect to the one-time tax adjustment, many of you are aware that the Tax Cut and Jobs Act was enacted on December 22, 2017. The Act reduces the U.S. Federal Corporate tax rate from 34% to 21%, along with adopting a number of tax provisions related to foreign entities. As part of our work for the fourth quarter, we made a reasonable estimate of the effects of our existing deferred tax balances. As a result of these analyses, during the quarter, we recognized a one-time non-cash provisional amount of $13.5 million to our income tax expense, and will continue to make and refine our calculations as additional work is completed.

Going forward, we anticipated a benefit to our earnings from the lower Corporate Federal tax rate. We expect our effective corporate tax rate which is inclusive of both Federal and State taxes to be reduced from approximately 41% to approximately 29%. I will report more on this matter on our first quarter financial results call after we've completed additional work.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

Other than the one-time tax adjustment to the tax provision, affecting adjusted net income in the fourth quarter of 2017 were certain non-cash expenses and non-recurring items including the following: $944,000 of non-cash employee stock compensation expense resulting from the vesting of certain options in restricted stock; $255,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $314,000 loss on the disposal of certain capital equipment; and $974,000 of amortization and write-off of deferred financing costs and loan discounts related to our existing credit facilities. With regard to some specific income statement accounts, overall GAAP interest expense for the fourth quarter of 2017 was $9.9 million. This compares with GAAP interest expense in the fourth quarter of 2016 of $10.6 million.

For the fourth quarter of 2017, bad debt expense was 5.2% of our service fee revenue compared with 5.5% for the fourth quarter of 2016. We are pleased with the slight decrease in our bad debt percentage as we are being required to collect more dollars from patients directly in the form of copayments and coinsurance. The controls and procedures we put in place at the centers have to become more effective in collecting money from patients are enabling us to keep bad debt from increasing relative to our service fee revenue. Additionally, investments we made in our customer service and collection teams are also paying dividends and positively impacting bad debt, DSOs and cash flow.

For the full year of 2017, the Company reported $922 million of revenue and Adjusted EBITDA of $142.5 million and adjusted net income of $13.6 million. Revenue increased $37.7 million or 4.3% and Adjusted EBITDA increased $9.5 million or 7.1% over 2016. As Dr. Berger mentioned in his prepared remarks, the improved performance relative to 2016 was the result of same center procedural and revenue growth, contribution from several tuck-in acquisitions, expansion of our JV strategy and containment on our cost structure. One thing to note that in 2017 for the first time in our Company's history, we instituted a 401(k) match program for our employees. We accrued throughout the year $2.4 million of additional salaries and wages as a result of this program. Although our EBITDA and profitability was impacted, we are proud to recognize the hard work and dedication of our employee base.

For the year ended December 31, 2017, as compared to 2016, and adjusting for the sale of our Rhode Island centers in April, MRI volume increased 4.8%, CT volume increased 6.7% and PET/CT volume increased 7.4%. Overall volume, taking into account all of the routine imaging exams, increased 3.1% for the 12 months of 2017 over 2016. In 2017, again adjusting for the sale of Rhode Island, and restating prior period numbers to include our JV operations, we performed 7,101,086 total procedures. The procedures were consistent with our multi-modality approach whereby 76.1% of all the work we did by volume was from routine imaging.

Our procedures in 2017 were as follows: 957,752 MRIs as compared with 913,971 MRIs in 2016; 706,164 CTs as compared with 661,890 CTs in 2016; 35,428 PET/CTs as compared with 32,988 PET/CTs in 2016; and 5,401,742 routine imaging exams as compared with 5,276,426 of all these exams in 2016.

Adjusted net income for 2017 was $0.29 per diluted share compared to adjusted net income of $0.15 per diluted share in 2016. This is based upon weighted average number of diluted shares outstanding of 47.4 million in 2017 and 46.7 million shares in 2016. Affecting adjusted net income in 2017 were certain non-cash and non-recurring items including the following: $6.8 million of non-cash employee stock compensation expense resulting from divesting of certain options and restricted stock; $1.8 million of severance paid in connection with headcount reductions related to cost savings initiatives and $1.1 million loss on the disposal of certain capital equipment; $3.1 million gain on the sale of imaging centers; $3.2 million of expenses related to divested and closed operations; and $3.5 million of amortization and write-off of deferred financing fees and discount on issuance of debt related to our existing credit facilities and refinancing transaction.

With regard to some specific income statement accounts, overall GAAP interest expense for 2017 was $40.6 million. Adjusting for non-cash impacts of items such as amortization of financing fees and accrued interest, cash interest expense for the year was $34.2 million. This compares with GAAP interest expense in 2016 of $43.5 million and cash paid for interest in 2016 of $37.5 million. For 2017, bad debt expense was 5.4% of our service fee revenue compared with an overall blended rate of 5.5% for the full year of 2016.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

With regards to our balance sheet, as of December 31, 2017, unadjusted for bonds and term loan discounts, we had $576.3 million of debt, which is our total par value of debt less our cash balance. This compares with $634.9 million of debt at December 31, 2016. Thus we reduced net debt during 2017 by $58.6 million.

As of the end of 2017, we were undrawn on our $117.5 million revolving line of credit and had a cash balance of $51.3 million. As Dr. Berger mentioned earlier, we reduced our debt-to-EBITDA leverage ratio by over 0.8 turns of leverage in one year from 4.8 times net debt-to-EBITDA at the end of 2006 down to 4.0 times net debt-to-EBITDA at the end of 2017.

At December 31, 2017, our accounts receivable balance was $155.5 million, a decrease of $8.7 million from the year end of 2016. The decrease in accounts receivable is mainly from additional efforts and resources dedicated to patient collections. Our DSO, or day sales outstanding was 57.1 days at December 31, 2017, lower by 4.1 days when compared to 61.2 days as of that date one year ago. This is mainly due to improved collection. Throughout 2017, we had total capital expenditures net of asset dispositions and sale of imaging center assets and joint venture interests of $57.6 million. Approximately $61.3 million was paid for in cash, approximately $5.5 million was financed with capital leases and we recognized $9.3 million in proceeds from the sales of equipment and imaging and medical practice assets.

I will now discuss how RadNet performed relative to 2017 guidance levels, which we released first upon our fourth quarter and full year 2016 financial results. Our guidance level for revenue for 2017 was $895 million to $925 million. Our actual results were $922.2 million. Our Adjusted EBITDA guidance was $135 million to $145 million. Our actual results were $142.5 million. Our capital expenditure guidance level was $55 million to $60 million, our actual results were $57.6 million. Our cash interest, expense guidance level was $35 million to $40 million, our actual results were $34.2 million. Our free cash flow generation guidance level was $40 million to $50 million, our actual results were $50.7 million. Thus we met or exceeded our 2017 guidance levels in all categories. Our revenue and Adjusted EBITDA were at the high end of the guidance ranges and our strong Adjusted EBITDA performance, controlled capital spending and lower interest expense than projected contributed to our exceeding free cash flow guidance.

At this time, I'd like to review our 2018 financial guidance levels, which we released this morning in our financial results press release. For total net revenue, our guidance level for 2018 is $950 million to $975 million. For Adjusted EBITDA, our guidance levels are $145 million to $155 million. For capital expenditures, our guidance levels are $50 million to $55 million. For cash interest expense, our guidance levels are $33 million to $38 million. For free cash flow generation, our guidance level is between $50 million and $60 million. This guidance assumes no acquisitions and is derived from a true same center model. It is built from a budgeting process that is completed at the center level and takes into account all opportunities and risks facing each center.

We are projecting that capital expenditures will be lower in 2018 relative to last couple of years, as a result of having substantially completed our transition to 3D mammography and the upgrade of our x-ray systems. Our cash interest expense guidance reflects the amendment and repricing of our senior credit facilities, partially mitigated by our expected higher LIBOR rate relative to 2017.

I'd now like to turn the call back over to Dr. Berger, who will make some closing remarks.

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

Dr. Howard G. Berger:

Thank you, Mark. The lines in healthcare are blurring. The roles of traditional healthcare insurers, hospitals and providers are changing in dynamic ways. Nobody might have predicted that Aetna and CVS would combine, or that United through its Optum subsidiary would be purchasing physician practices, surgery centers and urgent care locations, hence themselves becoming a provider, or that Humana would purchase Kindred and get into the nursing home, home health and rehabilitation, or even most unlikely, that Berkshire Hathaway, Amazon and JPMorgan would form a healthcare alliance designed to address their rising healthcare spend. Add to that today's announcement of Cigna buying Expess Scripts.

What is for certain however, is that RadNet is positioned well to play an important role in delivery of healthcare in this country. Diagnostic imaging is necessary and irreplaceable in its ability to diagnose disease quickly and accurately and with relatively low costs, that are more than recouped in the form of earlier and more effective treatment. We have positioned ourselves to be relevant to the insurance companies, physician practices, hospitals and virtually all the medical disciplines that rely on imaging as a diagnostic tool.

Through our capitation model, we are participating in and furthering alternative payment models and risk taking. We are aligning payers with providers. With our eRAD solution, we are participating in the transition to the digital medical record and to electronic healthcare information systems. Through our joint venture model, we are affording health systems the opportunity to transform from being inpatient providers to having a broader, more distributed reach into the communities in which they serve.

Radiology and imaging will continue to evolve as a result of technological advances from both equipment and software development. RadNet will adapt to these changes not merely as a consumer, but through strategic investments and alignments which are now possible due to our improved financial position. An example of this is the recent announcement of our investment into Turner Imaging Systems.

Our results in 2017 demonstrated the power of our core operating model. As we move into 2018, our focus will continue to be executing on our multifaceted operating strategy to include driving same center growth and efficiencies, making tuck-in acquisitions, expanding our health system joint venture model, designing innovative IT capabilities such as artificial intelligence and computer aided diagnostics and furthering alternative payment models. What's most gratifying to me is that we have never been better positioned as a Company competitively or financially to accomplish all of this than we are today.

I look forward to updating you on the many initiatives we've discussed on our call today during our first quarter financial results call in May.

Operator, we are now ready for the question-and-answer portion of the call.

Operator:

Thank you. If you would like to signal for a question, please press star, one. Once again that's star, one to be placed in the queue, and we will pause for a moment to allow everyone an opportunity to signal for questions. Again as a reminder that's star, one to signal.

We'll go first to Brian Tanquilut with Jefferies

Brian Tanquilut:

Hey, good morning guys, congrats. Mark, first question for you, so as I think about—just clarifying on Q4, I know you gave the volume same-store, but if you don't mind just giving like total same-store revenue, I think in the past you have given that?

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

Mark Stolper:

Yes, you will see that in the K when we release it in the MD&A section, Brian. But, our same-store revenue exceeded our same-store procedure volume growth pretty significantly this quarter. Most of it was due to some payer increases that we received both on the West Coast and the East Coast, and so we saw some pricing benefit in several of our different markets. So you'll see, same-store revenue growth over double exceeding our procedural volume growth.

Brian Tanquilut:

Okay that's good to know. Then as I think about your guidance for 2018, as I back into it, after analyzing Q4, it seems like you're assuming like 2% same-store revenue. Is that the right ballpark, and given the price increases that you just mentioned, I mean how should we be thinking about a moving part on same-store for 2018?

Mark Stolper:

Sure, I mean typically, the low end of our range assumes pretty modest, zero to 1% same procedural volume growth in—which is no different in 2018 and the high end is about 3%. We're projecting to be, somewhere in that range, given some of the early indications that we saw at the end of last year and earlier on in this year, as well as some of the growth will come from some small tuck-in acquisitions that would be—will have the full year benefit here in 2018 as well, some of the expansions of our JVs both on the East Coast and the West Coast and then the new joint venture out here on the West Coast with the Memorial Health System, which we began operations on January 1st.

So, I would, we—it, we are hard pressed to put in a lot of organic growth, although that we—the last few years we have been kind of comping in the 1% to 3% range and we're still comfortable with that going forward.

Brian Tanquilut:

No, that's good and then Mark, as I think about that and it appears that your margin outlook guidance is essentially flat right, but in a positive same-store environment kind of like you just described, is that just conservatism or do you think there is opportunity to drive margins up this year?

Mark Stolper:

Yes. I think there is opportunity to drive margins. I mean, we have and are continuing to make some investments in our infrastructure. We talked about a little bit in our prepared remarks some significant investments we've made on the revenue cycle area of our Company. So, as we make those investments, there is some sort of—some lag before we see improved financial results from those investments. For instance in revenue cycle, we hired some additional senior Management to help with controls around self-pay, controls around special group bills. We've beefed up our call center, our customer service support center in Dallas. We invested in some technology regarding an automated dialer system for our collection team in Dallas. We're outsourcing some more of the difficult older AR to some strategic partners.

So, all this, it's starting to show through on our DSOs, it's starting to show through on our cash flow. But these types of investments take a while to run through our P&L before they create margin enhancements. But, we believe that our margin for 2018 will be flat with some upside possibilities.

Brian Tanquilut:

Got it, and then last question from me for Howard, as I think about the Memorial JV and some of the other JVs that you have done—two questions, number one, I mean, how do you see the opportunity to grow those JVs? I mean, are these essentially new businesses that have a lot of runway to expand both on the top line and the margin side in terms of operational improvements you can put through? Then, the second part of the question is, as you talked—as Mark talked about price increases for Managed Care, is that a result of some of these joint ventures or is there another dynamic that's driving pricing growth?

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RadNet, Inc. - Fourth Quarter and Full Year 2017 Financial Results Conference Call, March 8, 2018

Dr. Howard G. Berger:

Well, I will try to take the first part of your question. Our strategy with the joint ventures should be noted that it's not with a single hospital. It's with the hospital system. So, we're looking in each of our markets for a system that recognizes the value proposition that RadNet can bring both in terms of its operating capabilities in the radiology and imaging space, as well as expanding the reach that that hospital might have into the community that can help generate additional hospital visits for their systems as a result of the more encounters that we're likely to have on an outpatient basis.

But, it should also be noted that virtually every hospital system that we deal with is also in the market for consolidation and vertical alignment with primary care physicians. So, as we contract with these hospitals through the joint ventures, we also get the benefit of the hospitals physician groups and their ability to direct their imaging and keep it within their system of which we now become a part of. So, the growth opportunities are there. Also as we mentioned in our remarks, most of the systems are aware of what is the inexorable movement of imaging out of the hospitals and into outpatient facilities. So we also expect to benefit along with them as our partner as that business continues to be directed away from hospitals and hospital licensed facilities.

In regards to other opportunities, as we get larger and even more essential into the delivery of healthcare in these markets with our hospital partners, we have a better seat at the table in terms of negotiating not only, I think better reimbursement, but also in terms of really starting to craft alternative payment methods, maybe even bundling of services that allow radiology to fit with the other services that hospitals offer, not just hospitalization, but lab and pharmacy, outpatient surgery centers etc. The best example of this that I can give you has been an extremely successful negotiation with all of the major payers in New Jersey, when we had our Barnabas Health System partner with us, shoulder to shoulder in negotiating new rates.

So, all of the reasons that I believe are inherent in a joint venture with a hospital system are capable for us to benefit from on a number of different levels, and I think that will be further recognized by other systems, perhaps not just in the markets that we're in but in others where we can use this experience to potentially look for other joint venture partners that clearly need some kind of help with their radiology delivery and operations.

Brian Tanquilut:

I appreciate that. Thanks guys.

Dr. Howard G. Berger:

Thanks Brian.

Operator:

Once again as a reminder, that's star, one to signal. We have no further questions at this time.

Dr. Howard G. Berger:

Okay. Thank you, Operator, and thank everybody for the opportunity to speak with you about our results. I'd like to take the opportunity to thank all of our shareholders for their continued support and the employees of RadNet for their dedication and hard work. Management will continue its endeavor to be a market leader that provides great services with an appropriate return on investment for all stakeholders. Thank you for your time today, and I look forward to speaking to you on our next call. Good day.

Operator:

That does conclude today's conference. Thank you for your participation. You may now disconnect.

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